UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2004

PTEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-27778	59-3074176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Rd., NE, Suite 700, Atlanta, GA 30326

(Addresses of Principal Executive Offices, including Zip Code)

(404) 262-8400

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure

On June 14, 2004, PTEK Holdings, Inc. (“PTEK” or the “Company”) issued a press release announcing that all outstanding $85 million principal amount of its 5.0% Convertible Subordinated Notes due August 2008 (the “Notes”) have converted into approximately 12.7 million shares of Company common stock, all of which are currently included in the Company’s diluted shares outstanding. PTEK will use cash and funds available under its credit facility to pay converting noteholders accrued interest of approximately $1.4 million and an aggregate “make-whole” payment of approximately $16.3 million (representing the net present value of future interest payments). PTEK anticipates taking a pre-tax charge of approximately $16.3 million during the second quarter related to the make-whole payment.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated June 14, 2004, announcing conversion of entire $85 million 2008 Convertible Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTEK HOLDINGS, INC.

/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal,
General Counsel and Secretary

Date: June 14, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated June 14, 2004, announcing conversion of entire $85 million 2008 Convertible Notes